Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS FIRST QUARTER 2018 RESULTS

Recent Acquisitions and Traditional Business Drive Growth

Newport Beach, CA – May 8, 2018 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the quarter ended March 31, 2018.

Financial Highlights Fiscal 2018 First Quarter – versus Fiscal 2017 First Quarter

•	Net sales of $104.1 million in 2018, compared to $70.7 million in 2017
•	Net income of $4.66 million in 2018, compared to $3.45 million in 2017
•	EBITDA[1] of $13.3 million in 2018, compared to $10.5 million in 2017
•	Earnings per diluted share of $0.16 in 2018, compared to $0.12 in 2017

Eric Wintemute, Chairman and CEO of American Vanguard commented, “Our overall financial performance for this year’s first quarter improved significantly, aided by our 2017 product and company acquisitions as well as our diversified participation in many markets. Net sales rose 47%, driven by a 41% increase attributable to acquisitions and a 6% gain in AMVAC’s traditional base business. Our domestic sales experienced solid performance from granular soil insecticides, herbicides, and soil fumigants. Further, our international business grew significantly with the inclusion of AgriCenter’s Central American franchise.”

Mr. Wintemute continued, “Gross profit increased as a result of improved factory performance, organic growth in the Company’s sales and the addition of products and businesses acquired during 2017. As we anticipated in our last conference call, gross margins decreased slightly due to a product mix influenced by the AgriCenter distribution business. Our operating expenses declined as a percentage of sales, but rose on an absolute basis, as we integrated acquired businesses, made new product introductions, funded regulatory defense of important products, incurred bulk freight costs to meet strong soil fumigant demand and advanced the development of our SIMPAS precision application technology. With modest interest expenses and a reduced tax rate, we posted a 35% year-over-year increase in net income and a 27% increase in EBITDA,2 as compared to the first quarter of 2017.”

[1]	Earnings before interest, taxes, depreciation and amortization. EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define EBITDA differently.
[2]	The Company believes that use of EBITDA is useful to investors in that it is one of the primary bases upon which borrowing capacity is calculated under the Company’s senior credit facility, it gives investors a sense of the Company’s financial condition and results of operations without giving effect to the cost of increased acquisition activity in 2017 and it is commonly used by investors and others as a basis for supporting overall business valuations. Nevertheless, investors should not consider EBITDA in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

Mr. Wintemute concluded, “During the balance of 2018, we expect continued growth in our herbicide products, our Central American region and our non-crop business. We also anticipate strong demand for our products in cotton, fruit and vegetables, strong sales of our Dibrom® mosquito adulticide in light of predicted Gulf Coast hurricane activity and stable demand for our corn products in spite of weather-related delays in Midwest planting. In addition, we are scheduled to introduce several new products from our development pipeline. We look forward to providing further detail on our financial performance, market outlook and future initiatives during our upcoming conference call.”

Conference Call

Eric Wintemute, Chairman & CEO, Bob Trogele EVP & COO and David T. Johnson, VP & CFO, will conduct a conference call focusing on the financial results at 4:30 pm ET / 1:30 pm PT on Tuesday, May 8, 2018. Interested parties may participate in the call by dialing (201) 493-6744 – please dial in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation William A. Kuser, Director of Investor Relations (949) 260-1200 williamk@amvac-chemical.com	The Equity Group Inc. www.theequitygroup.com Lena Cati (212) 836-9611 Lcati@equityny.com

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

ASSETS

	March 31, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$13,018	$11,337
Receivables:
Trade, net of allowance for doubtful accounts of $298 and $46, respectively	111,638	102,534
Other	10,765	7,071

Total receivables, net	122,403	109,605
Inventories	143,231	123,124
Prepaid expenses	11,390	10,817

Total current assets	290,042	254,883
Property, plant and equipment, net	48,579	49,321
Intangible assets, net of applicable amortization	178,283	180,950
Goodwill	22,983	22,184
Other assets	26,906	28,254

Total assets	$566,793	$535,592

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of other liabilities	$5,475	$5,395
Accounts payable	63,820	53,748
Deferred revenue	11,858	14,574
Accrued program costs	43,688	39,054
Accrued expenses and other payables	9,011	12,061
Income taxes payable	880	1,370

Total current liabilities	134,732	126,202
Long-term debt, net	90,325	77,486
Other liabilities, excluding current installments	10,328	10,306
Deferred income tax liabilities	17,250	16,284

Total liabilities	252,635	230,278

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 32,668,923 shares at March 31, 2018 and 32,241,866 shares at December 31, 2017	3,267	3,225
Additional paid-in capital	77,735	75,658
Accumulated other comprehensive loss	(3,835)	(4,507)
Retained earnings	245,056	238,953
Less treasury stock at cost, 2,450,634 shares at March 31, 2018 and December 31, 2017	(8,269)	(8,269)

American Vanguard Corporation stockholders’ equity	313,954	305,060
Non-controlling interest	204	254

Total stockholders’ equity	314,158	305,314

Total liabilities and stockholders’ equity	$566,793	$535,592

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the three months ended March 31
	2018	2017
Net sales	$104,108	$70,673
Cost of sales	63,057	40,589

Gross profit	41,051	30,084
Operating expenses	33,700	24,951

Operating income	7,351	5,133
Interest expense, net	837	298

Income before provision for income taxes and loss on equity method investments	6,514	4,835
Income tax expense	1,692	1,380

Income before loss on equity method investments	4,822	3,455
Loss from equity method investments	217	42

Net income	4,605	3,413
Loss attributable to non-controlling interest	50	39

Net income attributable to American Vanguard	$4,655	$3,452

Earnings per common share—basic	$0.16	$0.12

Earnings per common share—assuming dilution	$0.16	$0.12

Weighted average shares outstanding—basic	29,282	28,947

Weighted average shares outstanding—assuming dilution	29,972	29,654

ANALYSIS OF SALES

For the three months ended March 31, 2018 and 2017

(In thousands)

(Unaudited)

	Three Months Ended March 31
	2018	2017
Net sales:
Crop:
Insecticides	$41,293	$37,942
Herbicides/soil fumigants/fungicides	32,185	20,021
Other, including plant growth regulators and distribution	17,840	3,392

	91,318	61,355
Non-crop, including distribution	12,790	9,318

Total net sales:	$104,108	$70,673

Net sales:
US	$69,815	$52,244
International	34,293	18,429

Total net sales:	$104,108	$70,673

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the three months ended March 31
	2018	2017
Cash flows from operating activities:
Net income	$4,605	$3,413
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization of fixed and intangible assets	4,983	3,939
Amortization of other long term assets	1,163	1,423
Amortization of discounted liabilities	102	6
Stock-based compensation	1,309	1,080
Increase in deferred income taxes	—	8
Operating loss from equity method investment	217	42
Changes in assets and liabilities associated with operations:
(Increase) decrease in net receivables	(9,303)	11,422
Increase in inventories	(19,558)	(1,366)
Increase in prepaid expenses and other assets	(562)	(1,126)
(Increase) decrease in income tax receivable/payable, net	(497)	793
Increase (decrease) in accounts payable	9,613	(3,025)
Decrease in deferred revenue	(2,740)	(394)
Increase in accrued program costs	4,634	6,612
Decrease in other payables and accrued expenses	(3,201)	(5,657)

Net cash (used in) provided by operating activities	(9,235)	17,170

Cash flows from investing activities:
Capital expenditures	(1,553)	(3,080)
Acquisitions of businesses and intangible assets	(815)	(300)

Net cash used in investing activities	(2,368)	(3,380)

Cash flows from financing activities:
Payments under line of credit agreement	(23,000)	(27,000)
Borrowings under line of credit agreement	35,800	16,000
Net payments from the issuance of common stock (sale of stock under ESPP, exercise of stock options, and shares purchased for tax withholdings)	810	303
Payment of cash dividends	(438)	(289)

Net cash provided by (used in) financing activities	13,172	(10,986)

Net increase in cash and cash equivalents	1,569	2,804
Cash and cash equivalents at beginning of period	11,337	7,869
Effect of exchange rate changes on cash and cash equivalents	112	119

Cash and cash equivalents at end of period	$13,018	$10,792

Unaudited Reconciliation of Net Income to EBITDA

For the three months ended March 31, 2018 and March 31, 2017

(Unaudited)

	March 31, 2018	March 31, 2017
Net income attributable to American Vanguard, as reported	$4,655	$3,452
Provision for income taxes	1,692	1,380
Interest expense, net	837	298
Depreciation and amortization	6,146	5,362

EBITDA[3]	$13,330	$10,492

[3]	Earnings before interest, taxes, depreciation and amortization. EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define EBITDA differently.